CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-289515 on Form S-6 of our report dated October 16, 2025, relating to the financial statement of FT 12486, comprising Vest Small Cap Buffered 20 Portfolio, Series 15, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

October 16, 2025